UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2016

UR-ENERGY INC.

(Exact name of registrant as specified in its charter)

Canada	001- 33905	Not applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10758 W Centennial Road, Suite 200

Littleton, Colorado 80127

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (720) 981-4588

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement.

On February 2, 2016, Ur-Energy Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Cantor Fitzgerald Canada Corporation (“CFCC” or the “Lead Underwriter”), Raymond James Ltd. and Dundee Securities Ltd. (collectively, the “Underwriters”), in which the Company agreed to sell 12,000,000 shares of its common stock to the Underwriters at a price of $0.50 per share (the “Offering”). In addition, pursuant to the Underwriting Agreement, the Underwriters were granted an option, exercisable within 30 days following the closing date, to purchase up to an additional 1,800,000 shares of common stock on the same terms and conditions. The Offering is being made pursuant to a preliminary prospectus supplement dated February 2, 2016 and a base prospectus filed with the Company’s effective registration statement on Form S-3 (File No. 333-198232) (the “Registration Statement”) and in each of the provinces of Canada, except Quebec, pursuant to a short-form prospectus filed February 2, 2016. The Underwriting Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing, obligations of the parties and termination provisions. Additionally, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the Underwriters may be required to make due to any such liabilities. In addition, the Company and the directors and certain officers of the Company will not, without the prior written consent of the Lead Underwriter, create, issue, or otherwise lend, transfer or dispose of any common shares or other securities exchangeable or convertible into common shares (or agreement for such) for a period of 90 days, other than as provided under the terms of the Underwriting Agreement. The Underwriters may sell shares of common stock in the United States through their U.S. affiliates.

A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated by reference into this Item 1.01. The above description is qualified in its entirety by reference to such exhibit.

A copy of the Underwriting Agreement has been included to provide security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made solely for purposes of the Offering and as of specific dates, were solely for the benefit of the parties to the Underwriting Agreement, may be subject to limitations agreed upon by the contracting parties, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders. Security holders are not third-party beneficiaries under the Underwriting Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Underwriting Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The Underwriters or their affiliates have from time to time provided investment banking, commercial banking and financial advisory services to the Company, for which they have received customary compensation. The Underwriters and their affiliates may provide similar services in the future. In addition, from time to time, the Underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in the Company’s securities or loans, and may do so in the future.

Item 9.01      Financial Statements and Exhibits.

See Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 2, 2016
Ur-Energy Inc.

	By:	/s/ Penne A. Goplerud
		Name:	Penne A. Goplerud
		Title:	Corporate Secretary and General Counsel

Exhibit No.	Description

1.1*	Underwriting Agreement, dated as of February 2, 2016, by and between Ur-Energy Inc. and Cantor Fitzgerald Canada Corporation, Raymond James Ltd. and Dundee Securities Ltd.

*                                         Certain immaterial schedules have been omitted. Ur-Energy agrees to furnish supplementally copies of any of the omitted schedules to the Securities and Exchange Commission upon request.